Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease (“Assignment”) is made as of March 16, 2026 (“Effective Date”), by and between Bakotic Pathology Associates, L.L.C., as assignor (“Assignor”), and Inform Diagnostics, Inc., a Delaware corporation, as assignee (“Assignee”).

RECITALS

A.
Greenleaf Investment Partners L060, LLC, as Landlord (“Landlord”), and Assignor, as “Tenant”, entered into that certain Commercial Lease Agreement dated July 21, 2015, as amended by that certain First Amendment to Commercial Lease Agreement dated January 11, 2016 and that certain Second Amendment to Lease dated September 23, 2024 (collectively, the “Lease”), concerning certain premises located at 6240 Shiloh Road, Alpharetta, GA 30005 (“Premises”).

NOW, THEREFORE, in consideration of the Premises, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.
Assignment. Effective as of the Effective Date, Assignor does hereby assign to Assignee all of its rights, title, and interest in and to the Lease including, without limitation, Assignor's right, title, and interest in and to all sums deposited with Landlord as security under the Lease.
2.
Assumption. As of the Effective Date, Assignee hereby assumes all of the obligations of and the performance of all of the terms, conditions, covenants, and agreements on the part of Tenant to be performed under the Lease.
3.
Severability. If any term of this Assignment or the application of such term to a person or circumstance shall to any extent be declared invalid or unenforceable, the remainder of this Assignment, or the application of such term to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected by it, and each term of this Assignment shall remain valid and enforceable to the fullest extent permitted by law.
4.
Governing Law. This Assignment will be construed in accordance with, and be governed by, the laws of the state in which the Premises are located.
5.
Counterparts: Facsimile Signatures. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Assignor and Assignee hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “pdf' format may be used in place of original signatures on this Assignment. Assignor and Assignee intend to be bound by the signatures on any document sent by facsimile or electronic mail.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

Assignor:

BAKOTIC PATHOLOGY

ASSOCIATES, L.L.C.,

a Georgia limited liability company

By: /s/ Daniel Spragle

Its: President

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

Assignee:

INFORM DIAGNOSTIC, INC.,

a Delaware corporation

By: /s/ Ming Hsieh

Its: President

LANDLORD'S CONSENT

Greenleaf Investment Partners L060, LLC, as “Landlord” under the Lease, does hereby consent, pursuant to Section 20 of the Lease, to the foregoing Assignment and Assumption of Lease, dated of even date herewith, by and between Assignor and Assignee, and does hereby acknowledge and agree that Assignee is hereafter liable to Landlord for all obligations of the “Tenant” under the Lease and Assignor shall hereafter have no further obligations under the Lease. The consent granted herein should not be construed as consent to any further assignment or subletting.

GREENLEAF INVESTMENT PARTNERS L060, LLC

By: /s/ Mark Buchanan

Its: COO